COMMERCIAL REAL ESTATE
                                 SALES AGREEMENT


          THIS AGREEMENT ("Agreement") is made this 7th day of October, 1996, by and between Envirometrics, Inc., a Delaware Corporation ("Seller"), and Dr. James W. Miller, M.D., ("Buyer")

                                    RECITALS

          A. Seller currently owns that certain parcel or parcels of real property known as1019 Bankton Drive (Lot 10), Berkeley Business Center, Hanahan, Berkeley County, South Carolina and more particularly identified as T.M.S. #266-05-92-071 (hereafter the 'Property').

          B. Buyer desires to acquire the Property from Seller and Seller is willing to sell tile Property to the Buyer upon, subject to and in accordance with the terms and provisions set forth in this Agreement.

                                   WITNESSETH:

          NOW, THEREFORE, in consideration of the sum of One Thousand Dollars ($1,000.00), the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants of Seller and Buyer contained in this Agreement, Seller and Buyer agree as follows:

          1. Property- Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property in fee simple.

          2. Purchase Price. The purchase price for the Property (the 'Purchase Price') shall be Five Hundred Twenty Five Thousand and no/100s Dollars ($525,000.00). The Purchase Price shall be paid by Buyer to the Seller in the following manner:

         (A) Deposit. Immediately upon execution of this Agreement by all parties, the Buyer shall tender to LeClair Ryan, P.C.. as Escrow Agent, the sum of One Thousand Dollars ($1,000.00) to be held as a Deposit for Buyer's performance under this Agreement, which sum shall be applied to the purchase price at settlement or refunded to the Buyer in the event that the Agreement is timely terminated because of a defect in title, or because of the termination of this Agreement pursuant to the terms thereof.

(B) Balance of Purchase Price. Buyer shall pay to Seller at Closing the amount of the Purchase Price remaining due as of Closing after payment by Buyer of the Deposit, as follows: $390.000.00 (a) Third Party First Trust: This sale is subject to Buyer obtaining a conventional loan secured by a first deed of trust lien on the Property in the principal amount of $390,000.00 bearing interest at a fixed rate not exceeding 10.0% per year, amortized over a term of not less than 20 years, and requiring not more than a total of 1.5 loan discount points, excluding a loan origination fee,

$1,000.00    Deposit. See Paragraph A above.

$134,000.00 Balance of the Purchase Price: To be paid by Purchaser at Settlement

$525,000.00 Total Purchase Price This Contract is contingent upon Buyer obtaining a written commitment or commitments, as the case may be, for the third party financing required above. Buyer agrees to make written application for such financing within 5 business days of the date of acceptance of the Agreement and to diligently pursue obtaining a commitment therefore.

     (b) In the event that Buyer does not obtain such a written commitment and so notifies Seller or Selling Broker or the Listing Broker in writing before 5:00 P.M. local time on November 15, 1996, then this contract shall terminate upon the giving of such notice and the Deposit shall be refunded to Buyer.

     3. Closing. The conveyance of the Property and the payment of the balance of the Purchase Price ("Closing") shall take place at the office of the Buyer's title company or settlement attorney, during normal business hours, within thirty (30) days following the expiration of the Feasibility Period as hereafter defined, unless the parties mutually agree in writing to extend the date for Closing to a subsequent date certain. At Closing, Seller shall also deliver to Buyer a General Warranty Deed; standard No-Lien Affidavit; FIRPTA certification; any other documents reasonably necessary to convey marketable title to the Property to Buyer.

     4. Closing Adjustments. Real estate taxes, including special assessments, shall be prorated between Buyer and Seller as of the date of settlement, according to the number of days in the year each party owns the Property. Seller shall pay any statutory grantor's or transfer tax on the deed. All other Clerk's fees and transfer taxes and recordation taxes shall be paid for by the Buyer. Buyer shall pay for all costs of its survey, title insurance, attorney's fees and other incidental costs of Settlement.

     5. Possession. Possession of the Property shall be given to Buyer at Closing, subject only to those tenancies accepted and approved by Buyer in writing prior to settlement, which approval shall be a material condition of Buyer's performance hereunder. Seller shall provide to Buyer within fifteen (15) days of the execution by both parties of this Agreement complete copies of any and all existing lease agreements together with a Estoppel Certificate from each tenant satisfactory to Buyer in substantially the form set forth on Exhibit "A" to this agreement.

     6. Conveyancing. At Closing and upon payment of the Purchase Price as provided for in this Agreement, Seller shall convey the Property to Buyer in fee simple by a general warranty deed. Seller shall convey marketable fee simple title to Buyer, subject only to: (A) the lien for real estate taxes not yet due and payable; (B) existing easements for public utilities recorded among the Land Records; ( C ) such tenancies as Buyer shall gave given prior written consent to following disclosure by Seller; and, (D) restrictions, covenants and other matters affecting title (other than mortgages, mechanics' liens and other matters that may be discharged by the payment of money at Closing, which Seller covenants to do), recorded among the Land records as of the date of this Agreement.

     7. Marketability of Title: Seller covenants that the title to the Property is marketable and free from valid objections. The Seller shall deliver to the Buyer, upon settlement, a duly executed and acknowledged Deed of Bargain and Sale, with General Warranty of Title, subject only to those easements, conditions and restrictions which do not constitute objections to the title to the Property. In the event an examination of title shall reveal any objection or circumstances adversely affecting the marketability of title to the Property, the Buyer shall promptly notify the Seller in writing prior to the expiration of the Feasibility Period of such defects: and, Seller shall remove at Seller's expense any such defect or circumstances adversely affecting the marketability of title on or before the settlement date. If Seller is unable or refuses to remove the Buyer's objections to marketability of title, then this Agreement shall terminate, the Deposit shall be released to Buyer and both Buyer and Seller shall thereafter be relieved from further liability under this Agreement. In the event Seller is unable or refuses to remove the Buyer's objections to title, then in that event the Buyer shall have the option to accept title with said objections with an acceptable offset or adjustment in the sales price and may proceed to Closing in accordance with the terms of this Agreement.

  8.
Feasibility Period: Within thirty (30) days following execution of this Agreement by @ parties (the "Feasibility Period"), Buyer, at its sole expense, shall complete necessary inspections or inquiries of any kind relating to the Buyer's intended use of the Property. These inspections shall include, without limitation, completion and review of an acceptable Phase I Environmental Report. In the event that the Buyer determines for any reason that the Property is not acceptable for Buyer's purposes, Buyer shall give written notice thereof to Seller within the Feasibility Period; and, upon receipt of such timely notice from Buyer, the Deposit shall be immediately released to Buyer, this Agreement shall terminate and both Buyer and Seller shall thereafter be relieved from further liability under this Agreement. Buyer hereby agrees to indemnify and hold Seller harmless from any and all claims for loss, damage or injury resulting to Buyer, its agents, employees, invitees, licensees, third parties, etc. or to the Property, relating to or resulting from inspections by or on behalf of Buyer at the Property. Seller agrees to cooperate with Purchaser to facilitate the Purchaser's various inspections of the Property and, to the extent available, Seller shall provide Purchaser with a copy of any existing prior surveys, title policies, environmental audits or studies, zoning information or other related information in the Seller's possession with regard to the Property. Buyer's performance hereunder shall be further conditioned upon acceptance by Seller of buyer's offers to purchase those parcels owned by Seller and identified as : 1012 Bankton Drive (Lot 14), Hanahan, Berkeley county, S.C. (T.M.S. #266-09-00-016) and Unit F-2, 9229 University Boulevard, South Carolina, S.C. (T.M.S. #486-00-00-059).

     9. Seller's Representations. Seller represents and warrants to Buyer as of the date hereof and as of Closing that:

     (A) Seller owns marketable fee simple title to the Property;

     (B) Seller has the authority to execute this Agreement and to transfer marketable fee simple title W the Property to Buyer;

     ( C) To the best of Seller's knowledge and belief, there are no existing violations of any laws or regulations of applicable governmental authorities affecting the Property, no governmental actions pending nor, to the best of Seller's knowledge, being threatened against Seller or the Property, except that certain taking proposed by the Virginia Department of Transportation, which has been disclosed previously by Seller to Buyer;

     (D) There are no suits or other legal proceedings pending, nor to the best of Seller's knowledge and belief threatened or reasonably anticipated against Seller with respect to the Property or affecting the Property before any Court or government2l authority;

     (E) Seller hereby covenants that the Property in its present condition complies with all requirements of all state, local and federal governmental agencies with regards to the presence and use of compacted soils and/or fill upon the Property. Seller represents and warrants that no hazardous or toxic materials, as those terms are defined in any applicable federal, state or local laws or regulations ("Hazardous Materials'), have been used, discharged, stored on or about the Property. Seller further warrants that he has no actual knowledge of the presence of any hazardous environmental materials located upon or under the Property; and, there are no storage tanks located on or below the Property.

    10. Notices. All notices and requests or permitted hereunder shall be sent by United States certified mail, return receipt requested, or by hand delivery and, to be effective, shall be actually received by the party entitled to such notice. To Seller: Envirometrics, Inc.


                   To Sellers Agent: Palmetto Properties, Inc.


                       To Buyer: Dr. James W. Miller, M.D.

                       and to: E- Duffy Myrtetus, Esquire
                               LeClair Ryan, P.C.
                               707 East Main Street, 11th Floor
                               Richmond, Virginia 23219

                          To Buyer's Agent: John Beard

     Such addresses may be changed at any time and from time to time by like written notice given by either party to the other.


     11. Brokers Buyer and Seller represent and warrant that they have dealt with no Realtor or broker in connection with this Agreement other than Beard Development Corporation and Palmetto Properties, Inc. which shall share equally in a commission to be paid by Seller in the amount of eight percent (8 %) of the purchase price.

     12. Cost of Litigation. In the event of litigation between Buyer and Seller arising out of this Agreement, the party which substantially prevails in such litigation shall be entitled to recover from the other party the reasonable cost of such litigation, including court costs and reasonable attorney's fees through the appellate levels.

     13. Entire Agreement and Modification. This Agreement embodies and constitutes the final and entire Agreement between Buyer and Seller and neither party shall be bound by any terms, covenants, conditions, representations or warranties not expressly contained herein. This Agreement may not be altered, changed or amended except by an instrument in writing, executed by both parties hereto.

     14. Applicable Law. This Agreement shall be governed, construed and enforced according to the laws of the State of South Carolina.

     15. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     16. Counterparts. This Agreement may not be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one Agreement.

     17. Interpretation. Whenever the context shall require, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     18. Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     19. Binding, Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Each party agrees to furnish the other, upon demand, a corporate resolution or other appropriate and customary documentation evidencing the due authorization of such party to enter into this Agreement and consummate the transaction contemplated hereunder-

     20. Section 1031 Exchange,. The parties acknowledge and agree that the Buyers' purchase of the above-described real Property from Seller is intended to be an interdependent part of an overall plan to effect a like-kind exchange for a Replacement Property as designated by Buyers in accordance with $01301 of the Internal Revenue Code.

     21. Assignment. The parties acknowledge that Buyer may assign his interest in the Contract, including an assignment to a qualified intermediary contemplated under Internal Revenue Code $1.103 1 (k)-l (k). Seller hereby agrees to execute any documents necessary to complete Buyer's intended $1301 exchange.

     22. Offer by Buyer. This Agreement constitutes an offer by Buyer to purchase the Property and unless sooner terminated or withdrawn this offer shall expire unless three (3) fully executed copies of this Agreement are received by Buyer by 5:00 P.M. Eastern Time on October 4 8, 1996.


     IN WITNESS WHEREOF and with the intent to be legally bound, the parties hereto have executed this Agreement the day and year first written, under seal, with the intent that it be a sealed instrument.

WITNESS:                          BUYER: Dr. James W. Miller, M.D.
WITNESS:                          SELLER' Envirometrics, Inc.
                                  By: _______________________(Seal)


                                  "EXHIBIT A"
                              ESTOPPEL CERTIFICATE
           Dr.  James W. Miller, M.D.
           C/o E. Duffy Myrtetus, Esq.
           LeClair Ryan, P.C.
           707 E. Main Street, Eleventh Floor
           Richmond, VA 23219

     RE: Lease dated 19 , a copy of which is attached hereto as Exhibit A (the "Lease")


           Landlord:       Envirometrics, Inc.
           Tenant:
           Location:

Gentlemen:

     I understand that you have committed to purchase the property briefly described as: - . South Carolina and as a condition to the closing of such purchase, you have required this certificate by the undersigned-

The undersigned, as Tenant, hereby confirms the following;

     1. I/we hereby ratify the Lease and the same represents the entire agreement between the parties as to this leasing.

     2. All conditions under the lease to be performed by the Landlord have been satisfied.

     3. The Lease is in full force and effect and has not been modified, altered, supplemented or amended in any way, except as indicated on those written instruments which are provided with this certification

     4. On this date there are no existing claims, defenses, off-sets or credits which the undersigned has against the enforcement of the Lease by the Landlord nor have rentals been prepaid.

     5. I/we have no notice of a prior assignment, hypothecation or pledge of rents on the Lease.

     6. I/we are in full and complete possession of the premises and are fully occupying the same and conducting my/our business therefrom.

     7. There is no work which needs to be done to the Leased Premises, except those items listed on Exhibit "B" attached hereto and incorporated herein which are currently in the process of being completed by the Landlord.

     8. Rent under the Lease commenced to accrue on 19_ and has been paid through _______, 1996, and no rent credits or other offsets have been given by Landlord or taken by Tenant.

     9. The current rent due under the Lease is ($ ) per month. The Tenant has not advanced any amounts to or on behalf of the Landlord under the Lease for which Tenant has not been reimbursed.

     10. Tenant has no right of first refusal, option or other right to purchase the Premises or any part thereof

     11. There has not been filed by or against, nor, to the best of the knowledge and belief of Tenant, is there threatened against or contemplated by, Tenant, any insolvency relief proceeding, appointment of a Receiver or other Custodian for Tenant's benefit or on behalf of Tenant's creditors, any petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under such bankruptcy laws or judicial action in any state or federal court brought against the Tenant-

     12. Tenant has received no notice of any sale, transfer, pledge or assignment of the Lease or of the rentals thereunder by Landlord, except the
proposed   assignment  to  Dr.  James  W. Miller  and/or   assigns   (hereafter
"Purchaser,) in connection with his proposed purchase of the Leased Premises from the Landlord.

     Tenant understands that the Lease shall be assigned to Purchaser, or his assigns, in connection with the purchase of the Leased Premises by him from Landlord and that rent under the Lease may not be prepaid nor the Lease amended, modified or superseded without the prior written approval of Purchaser or hi-s assigns. The undersigned acknowledges that Purchaser proposes to obtain a loan from _____________________ (hereafter the "Lender"), secured in part by a mortgage and/or deed or trust on the real property of which the Leased Premises are a part and by a collateral assignment of the Lease, and that the Lender will materially rely on the statements made herein in making such loan. The undersigned acknowledges and agrees that the statements made herein are true and complete to the best of its knowledge and may be relied upon by the Lender, and its successors and assigns to the loam

Executed this _ day of                     1996.

Tenant: (SEAL)